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                                                                   EXHIBIT 10.24


                                 AMENDMENT TO
               EVOKE COMMUNICATIONS, B.V. SHAREHOLDERS AGREEMENT

     THIS AMENDMENT (this "Amendment") is effective as of October 1, 2000 (the "Effective Date"), by and between Evoke Communications, Inc., a Delaware corporation with its principal office located at 1157 Century Drive, Louisville, CO 80027 ("Evoke"), and @viso Limited, a company incorporated under the laws of England and Wales ("@viso").

1.   Recitals.
-------------

     A. Evoke and @viso desire to amend the Shareholders Agreement dated as of June 9, 2000 (the "Agreement") between the parties hereto to associate themselves as shareholders (the Shareholders") of Evoke Communications B.V., a Netherlands corporation (the "Company") to launch and produce Internet communication services in the specified territory.

     B. The Company and its Shareholders acknowledge that @Viso is granted under this agreement both protective rights as well as participatory rights in managing the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

2. Amendment to "4. Management, (d) and (e)"
--------------------------------------------

Article 4, Sections (d) and (e) shall be deleted and replaced in their entirety as follows:

4.   Management
     ----------

          (d) Strategic corporate actions that are outside the ordinary course of business and certain other actions specified below, except for actions taken in connection with the rights granted pursuant to the License Agreement and the attachments thereto, may be taken by the Board only upon authorization by a majority vote of the directors that includes at least one director designated by @viso. These include:
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          (i)    any acquisition or capital expenditure that involves an amount exceeding 10% of the assets of the Company;

          (ii) any sale, lease or other disposition of assets that involves an amount exceeding 5% of the assets of the Company;

          (iii) the incurrence, guarantee or otherwise becoming liable with respect to any indebtedness for borrowed money in an amount exceeding 10% of the assets of the Company;

          (iv) the execution of any strategic contract, or the incurrence of any obligation, with a commitment of an amount exceeding 10% of the assets of the Company;

          (v) the issuance or sale of any Common Shares (including the IPO of the Company) to new Shareholders other than the 1,000,000 Common Shares referred to in Section 1(b), as well as of any other securities and the terms thereof, other than as required by Section 8(c);

          (vi)   any call for additional capital pursuant to Section 5 below;

          (vii) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Shares or any redemption, retirement, purchase or other acquisition, direct or indirect, by the Company of any Shares;

          (viii) any services contract or business arrangement with a Shareholder;

          (ix) the adoption of any stock option or award plan for employees, directors or consultants; and

          (x)    engaging in any business other than as contemplated by Section
     2 above and activities incidental thereto, either directly or through any corporation or other entity in which the Company has, directly or indirectly, an equity interest.
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          (e)   The following corporate actions may be taken by the Shareholders only upon authorization by a majority vote that includes Shares held by both Evoke and @viso, for so long as Evoke and @viso owns, directly or indirectly, at least 10% of the equity securities of the Company, respectively:

          (i) any increase or decrease in the total number of authorized directors comprising the Board;

          (ii) any amendment, alteration or repeal of any provision of the Articles of Association; and

          (iii) any merger or consolidation, whether or not the Company is the surviving corporation; any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or the liquidation of the Company (whether voluntary or otherwise) or the revocation of any such step; and

          (iv)  the approval of the annual business plan and budget.


3.  General.
-----------

     A. Except as expressly provided herein, all other terms and conditions of the Agreement shall continue in full force and effect.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.
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                                        EVOKE COMMUNICATIONS, INC.



                                        By: /s/ Paul Berberian
                                            ------------------
                                              Paul Berberian
                                              President and CEO


                                        @VISO LIMITED.


                                        By: /s/ Ronald D. Fisher
                                            ---------------------
                                              Ronald D. Fisher
                                              Director


                                        AGREE AND ACKNOWLEDGE
                                        ---------------------

                                        EVOKE COMMUNICATIONS, B.V.

                                        By: /s/ Andreas Brun
                                            ----------------
                                                Andreas Brun
                                                CEO